UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110
(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 20, 2019, the Company entered into Securities Purchase Agreements (collectively, the “Purchase Agreements”) with the purchasers party thereto (the “Purchaser”). Pursuant to the Purchase Agreements, the Company agreed to issue and sell in a registered direct offering an aggregate of 10,000,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $2.35 per share (the “Offering”). The Offering was completed on March 20, 2019. The net proceeds to the Company are expected to be approximately $23.5 million after deducting estimated expenses payable by the Company. The Company intends to use the net proceeds of the Offering for working capital and other general corporate purposes.

The Purchase Agreements contain customary representations, warranties, and agreements by the Company, and customary indemnification and other obligations of the Company and the Purchasers.

The foregoing summary of the Purchase Agreements is qualified in its entirety by the full text of the Purchase Agreements, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The form of Purchase Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of the Purchase Agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreements, and may be subject to limitations agreed upon by the contracting parties.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

On March 20, 2019, the Company issued a press release announcing the entry into the Purchase Agreements, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Goodwin Procter LLP
10.1	Form of Securities Purchase Agreement dated as of March 20, 2019 by and between Plug Power Inc., and the purchaser party thereto
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press release, dated March 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: March 20, 2019	By:	/s/ Gerard L. Conway, Jr.
Gerard L. Conway, Jr.
General Counsel, Corporate Secretary and Senior Vice President